                            FREDERICK C. SUMMERS, III
                           A PROFESSIONAL CORPORATION
                                 ATTORNEY AT LAW

                               1400 St. Paul Place
                            750 North St. Paul Street
                              Dallas, Texas  75201
                            Telephone (214) 981-3816
                            Facsimile (214) 981-3839


                                 August 29, 1997


Dominion Funds, Inc.
5000 Quorum Drive, Suite 620
Dallas, Texas  75240

Gentlemen:

     We have acted as counsel for Dominion Funds, Inc., a Texas corporation (the "Fund"), in connection with the Fund's offering of shares of its common stock, Dominion Insight Growth Fund series (the "Shares), pursuant to a Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"). The Registration Statement was declared effective by the Securities and Exchange Commission (the "Commission") on October 27, 1992.

     Pursuant to Rule 24f-2 of the Commission under the 1940 Act, a Rule 24f-2 Notice, on Form 24F-2 (the "Notice"), has been prepared by the Fund for filing with the Commission for the Fund's fiscal year ended June 30, 1997, and accompanies this letter.

     We have reviewed the Articles of Incorporation of the Fund and its Bylaws, resolutions of the directors of the Fund reflecting certain proceedings of the Fund and the Registration Statement (including exhibits thereto). We have also made such inquiries and have examined originals, certified copies or copies otherwise identified to our satisfaction of such documents, records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.

     We have assumed, for the purposes of this opinion, that all Shares which have been issued by the Fund since its inception, and particularly those Shares the registration under the 1933 Act of which the Notice makes definite in number, have been issued and paid for in accordance with the terms and provisions of the Prospectus and the Statement of Additional Information which are included in the Registration Statement.

     This opinion is limited to matters of law that govern the issuance of the Shares. We are members of the Bar of the State of Texas and do not hold ourselves out as experts as to law of any other state or jurisdiction.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, the registration under the 1933 Act of which the Notice makes definite in number, were legally issued, fully paid and non-assessable.

                                   Very truly yours,

                                   /s/ Frederick C. Summers, III
                                   -----------------------------
                                   Frederick C. Summers, III